UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2016 (April 28, 2016)
HEALTHCARE TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)
(480) 998-3478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Healthcare Trust of America, Inc. (“HTA”) announced that on April 28, 2016 its Board of Directors appointed Mr. Daniel S. Henson as a new independent director of its Board of Directors. Contemporaneously, Steve W. Patterson, a current member of the Board of Directors, advised HTA that he will not stand for re-election at the 2016 Annual Meeting and, thus, he will not be nominated by the Board of Directors to do so.
Mr. Henson has worked with General Electric Company (“GE”) for over 25 years in various leadership capacities. He last served as an officer of GE and Executive Vice President of GE Capital, overseeing commercial lending and leasing businesses in North America. Prior to that, he served as GE’s Chief Marketing Officer, where he was charged with heading up cross-business innovative growth initiatives.
Mr. Henson will serve on the Board of Directors until our 2016 Annual Meeting of Stockholders and will be nominated for re-election at the 2016 Annual Meeting on July 7, 2016. Mr. Henson brings decades of knowledge and expertise in the financial services industry with extensive transaction structuring and real estate experience, including mergers and acquisitions, as well as forming strategic joint ventures. He has a proven track record in developing and implementing strategic plans and initiatives, while also focusing on organizational development, financial and operational risk management, and compliance. Mr. Henson currently serves as our ninth member of the Board of Directors until the Company’s 2016 Annual Meeting, at which time the Board will return to eight members.
The Board has determined that Mr. Henson has no material interests in any transactions with HTA and qualifies as an independent director under the applicable New York Stock Exchange and Securities and Exchange Commission requirements.
As of the date of this filing, Mr. Henson has been appointed to serve on the Board’s Nominating and Corporate Governance Committee, Investment Committee and Risk Management Committee. Mr. Henson will be entitled to receive the same compensation for service as an independent director as is provided to other independent directors under HTA’s 2006 Independent Director Compensation Plan, as amended (the “Policy”). Under the Policy, Mr. Henson will receive an annual base retainer of $50,000, which will be pro-rated for fiscal year 2016, and will be eligible to receive meeting fees as provided in the Policy. Effective upon Mr. Henson’s appointment, he was granted a pro-rated award of 680 restricted shares of HTA. HTA also intends to enter into an indemnification agreement with Mr. Henson that is substantially similar to the form of indemnification agreement executed by other members of the Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: April 29, 2016	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman